U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Commission file number: 000-26629


                        Auto Wholesale Specialists, Inc.
                -------------------------------------------------
                 (Name of small business issuer in its charter)

      FLORIDA                                                  59-3254927
      -------                                                  ----------
(State or jurisdiction                                      (I.R.S. Employer
 of incorporation or                                         Identification No.)
 organization)

                 1008 Royal Aberdeen Way, Orlando, Florida 32828
                                 (407) 292-9070
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

Item 1

On April 3, 2002, Auto Wholesale Specialists, Inc. (the "Company", "AWS", or "Registrant") entered into a definitive business combination agreement to acquire through a stock-for-stock exchange all (100%) of the outstanding securities of Progressive Leasing, Inc., a Florida corporation, from Pamela Wilkinson, former sole shareholder. Progressive Leasing, Inc. ("Progressive") is a start-up small lender/broker leasing company. As a lender, Progressive intends on providing 100% lease financing in the $2,000 to $75,000 transaction range for a term of 12 to 60 months for most types of equipment used for business purposes. Based on established credit criteria for above average credit risk, Progressive will finance leases for the soft costs as well as the equipment. Progressive intends on brokering off transactions over $75,000. The Company intends to do business through Progressive, maintaining Progressive as its wholly-owned subsidiary.

Mechanically, AWS and Pamela Wilkinson (former sole shareholder of Progressive) commenced a stock-for-stock exchange, whereby all the outstanding shares of Progressive owned by Pamela Wilkinson were exchanged in return for seventy-two million (72,000,000) restricted shares of AWS. AWS had eight million (8,000,000) shares issued and outstanding at the time of the share exchange, reflecting a four-to-one forward split which became effective on April 3, 2002. As such, this acquisition shall be characterized as a `reverse' acquisition. Pamela Wilkinson has been appointed as an officer and director of the Registrant.

As of the date of this filing, the Registrant has eighty million (80,000,000) shares of Common Stock issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management.

List of 5% beneficial ownership of any class of stock:

---------------------------------------------------------------------------------------------------------------------------------
 Title of Class        Name and Address of Beneficial Owner           Amount and nature of                          Percent
                                                                      beneficial ownership                          of class
---------------------------------------------------------------------------------------------------------------------------------
                   Pamela Wilkinson
Common Stock       1008 Royal Aberdeen Way, Orlando, Florida          72,000,000                                      90.0%
                   32828                                              Direct Ownership
---------------------------------------------------------------------------------------------------------------------------------
                   James Bailey
Common Stock       1008 Royal Aberdeen Way, Orlando, Florida          7,800,000                                       9.75%
                   32828                                              Direct and Indirect Ownership
---------------------------------------------------------------------------------------------------------------------------------

List of Management's ownership of any class of stock

---------------------------------------------------------------------------------------------------------------------------------
 Title of Class        Name and Address of Beneficial Owner           Amount and nature of                          Percent
                                                                      beneficial ownership                          of class
---------------------------------------------------------------------------------------------------------------------------------
                   James Bailey
Common Stock       1008 Royal Aberdeen Way, Orlando, Florida          7,800,000                                       9.75%
                   32828                                              Direct and Indirect Ownership
---------------------------------------------------------------------------------------------------------------------------------
                   Pamela Wilkinson
Common Stock       1008 Royal Aberdeen Way, Orlando, Florida          72,000,000                                      90.0%
                   32828                                              Direct Ownership
---------------------------------------------------------------------------------------------------------------------------------
Common Stock       Present and Former Officers and Directors as a     79,800,000                                      99.75%
                   group.                                             Direct and Beneficial Ownership1
---------------------------------------------------------------------------------------------------------------------------------


The officers and directors of the Company are as follows:

Name                             Age               Position
----                             ---               --------

Ms. Pamela Wilkinson             42                CEO and Director

Mr. James Bailey                 41                Chief Financial Officer
                                                   and Director

The following is a brief description of the business background of the executive officers and directors of the Company.

Mr. James Bailey, Chief Financial Officer, has more than ten years of combined experience as a financial consultant and investment banker, and he has over three years of experience in the leasing industry.

Ms. Pamela Wilkinson, CEO and Director, has more than ten years of experience in various positions in public and private companies as a Officer and Director.

Item 2

Tangible Asset List

Item 3

N/A

Item 4

N/A

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


Item 5. Other Events and Regulation FD Disclosure.

Description of Business


Leasing is a $100-$150 billion per year industry, but within the small business product leasing ($2,000-$75,000), no single leasing company has managed to capture a dominant market share. The number of brokers is growing rapidly, but several larger leasing companies were sold or acquired in the last few years. The size of the market in terms of number of companies who lease equipment is growing rapidly. Leasing companies are showing vendors that leasing makes it possible for more customers to acquire their equipment.

We want to combine two types of companies, a lender and a broker, into a hybrid company that benefits from both types of operations. As a lender, the company intends on providing 100% lease financing in the $2,000 to $75,000 transaction range for a term of 12 to 60 months for most types of equipment used for business purposes. Based on proven credit criteria for above average credit risks, we will finance leases for the soft costs as well as the equipment. The Company will broker off transactions over $75,000.

As a broker, all transactions will be reviewed without considering the dollar amount requested, to determine how much of the transaction to fund for the Company's lease portfolio, and to broker off the remainder of the transaction and earn a fee that more than offsets the cost of doing business. We will essentially earn a commission on some large transactions.

The Company finances leases and related equipment internally, rather than with financing provided by third-party lenders. The internal lease financing typically occurs in cases where the financed amounts are not sufficiently large to be attractive to lenders or where the credit rating of the lessee is not acceptable to lenders. As a lessor, the Company will provides funding for smaller transactions with companies that have good credit and shorter terms at a targeted annual percentage rate (APR) between 14% and 22%. We will concentrate our sales efforts in the automotive repair and vending industries with an average transaction size of $10,000 for an estimated average term of 48 months.

The Company's perceived value is the ability to approve a higher percentage of leases. The Company's perceived value is not related to rates or turn around time. Our customers experience good approval ratios at a fair price. They can increase their sales and shorten their overall sales cycle. The vendors will not lose as many customers because of the leasing company they use. Their customers should not complain that the leasing company kept their security deposit, billed them for unnecessary insurance, automatically renewed the lease beyond its initial terms, or over-charged them for the residual value.

Many leasing companies could operate more profitably by limiting management employees and wasteful spending. Sales people spend a great deal of money entertaining potential vendors whereas we would use that money for unusual transactions that put money directly in a vendor's pocket. The Company is run as a small company without any middle management and without an extended sales force. Sales are handled internally and management maintains direct/ regular contact with customers. The Company intends on maintaining a lower number of employees per dollar amount funded.

The Company will attempt to minimize administrative operating costs. As the Company grows, additional clerical support staff and sales people will be added. We continually improve the processing functions through better organization, computer automation, and training. Currently, the Company concentrates on leasing automotive repair equipment, vending equipment, and computer equipment. We want to become on of the most frequently used leasing companies by small to mid-size businesses throughout the country, but the growth will be limited by heavy reliance on internal funding sources.

Our business philosophies are to do business with people that we like and develop a mutually respectful and profitable relationship. The Company's performance will depend upon personal business practices and the ability to operate efficiently as both lender and a broker in the leasing industry. Customers should have a high level of confidence in the entire operation of their leasing company.

Several manufacturers like to control the market for used equipment. A good working relationship with our vendors should ensure the Company a place to wholesale returned or defaulted leased equipment, saving both companies labor costs and selling expenses. The company does not have any long-term contracts to secure a wholesale resale market for any vendors.

Lessees generally attempt to retain equipment that they perceive as having real value. For example, a frame machine is kept longer than a computer, which becomes outdated faster than most service equipment. One of the biggest reasons for lessee default is lack of service for the equipment during the term of the lease. When a piece of equipment is not working the lessee is losing customers and /or money and therefore stops making payments. Even though the lease explicitly states that we do not fund service, lessees will generally stop paying, if the leased machines do not work. We will attempt to select vendors with have a good reputation for service.

The Company provides custom leasing services and support to its vendors through working with vendors' sales personnel to offer lease financing solutions to the vendors' end-user customers. The services and support provided by the Company include: custom lease payment streams and structures; upgrade and add-on financing; renewals; and technology budget leases.

We treat the manufacturers' representatives as an extension of the Company's direct sales force. We provide support to manufacturers representatives whenever required. This allows them to perform efficiently as a sales force. We provide support to potential lessees and our customers in pre-sales and post-sales situations involving a leasing application or presentation. These services are provided to assure customer satisfaction and loyalty, increase sales, and maintain a high profile within our service area.

Competition

The equipment leasing industry is characterized by significant competition. The Company competes with leasing companies, commercial banks and other financial institutions, some of which may provide the Company with capital to finance its leases. A substantial number of the Company's competitors are significantly larger and have substantially greater resources than the Company.

The Company's product and market focus should limits direct competition with many of these types of companies. Bank affiliated lessors typically do not directly compete in the operating lease segment of the leasing industry. Captive leasing companies typically finance only their parent company's products.

The Company believes it competes on the basis of price, responsiveness to customer needs, flexibility in structuring lease transactions, relationships with its vendors and knowledge of its vendors' products.

Litigation

The Company is not involve in any litigation at this time, and is not aware of any pending or threatened litigation.

Item 6.

Upon the merger, the Board of Directors of Auto Wholesale Specialists, Inc. appointed Mrs. Pamela Wilkinson to the Board of the Company.

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



Item 7. Management's Discussion and Analysis or Plan of Operation.

The Company is unable to provide consolidated audited financials at the time of this filing. The Company is seeking to complete consolidated audits of the merged corporation as required.

The Company is experiencing cash flow problems and a capital shortage. In case the Company fails to obtain necessary funding on a timely basis it may not be able to continue its operations.

The Company intends to continue providing small business leases. Leasing is a capital intensive industry, and the company may be forced to shift towards more broker transactions, earning a commission, if the company is unable to secure additional working capital.

Item 8

N/A

Item 9

N/A


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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        Auto Wholesale Specialists, Inc. (Registrant)

                        By /s/ James H. Bailey
                           ---------------------------------------
                        James H. Bailey, President




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